Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-35231, 333-99239, 333-130175, and 333-145969 on Form S-8 of our report dated March 4, 2011, relating to the financial statements and financial statement schedule of Viad Corp and subsidiaries (the “Company”), and our report dated March 4, 2011, relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP Phoenix, Arizona March 4, 2011